Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Small Cap Blend Fund Inc.:

We consent to the use of our report dated February 10, 1998, with respect to the Smith Barney Small Cap Blend Fund Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.




	KPMG LLP


New York, New York
February 18, 1999

U:\LEGAL\FUNDS\Scbf\MISC\Consent.doc